EXHIBIT 99.1

                    U.S. ENERGY CORP. AUDIT COMMITTEE CHARTER

                              Adopted May 30, 2000


            The charter and powers of the Audit Committee of the Board of Directors (the "Audit Committee") shall be:

         * Overseeing that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

         * Overseeing that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company;

         * Overseeing that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and Company policy;

         The Audit Committee shall have the following specific powers and duties:

         1. Holding such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the
         Audit   Committee  or  at  the  request  of  the  independent
         accountants;

         2. Creating an agenda for the ensuing year;

         3. Reviewing the performance of the independent accountants and making recommendations to the Board of Directors regarding the appointment or termination of the independent accountants;

         4. Conferring with the independent accountants concerning the scope of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent accountants' annual engagement letter; annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Committee may deem desirable;

         5. Reviewing the management and the  independent  accountants
         significant   risks  and  exposures,   audit  activities  and
         significant audit findings;


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         6.  Reviewing  the  range  and  cost of audit  and  non-audit services performed by the independent accountants;

         7. Reviewing the Company's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein;

         8. Reviewing the adequacy of the Company's systems of internal control;

         9. Obtaining from the independent accountants their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and reviewing the correction of controls deemed to be deficient;

         10. Providing an independent, direct communication between the Board of Directors and independent accountants;

         11.   Reviewing   the  adequacy  of  internal   controls  and
         procedures related to executive travel and entertainment, including use of Company-owned aircraft;

         12. Reviewing with appropriate Company personnel the actions taken to ensure compliance with the Company's Code of Conduct and the results of confirmations and violations of such Code;

         13. Reviewing the programs and policies of the Company designed to ensure compliance with applicable laws and regulations and monitoring the results of these compliance efforts;

         14. Reviewing the procedures established by the Company that monitor the compliance by the Company with its loan and indenture covenants and restrictions;

         15. Reporting through its Chairman to the Board of Directors following the meetings of the Audit Committee;

         16. Maintaining minutes or other records of meetings and activities of the Audit Committee;

         17.  Reviewing  the  powers  of the  Committee  annually  and
         reporting  and  making   recommendations   to  the  Board  of
         Directors on these responsibilities;


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         18. Conducting or authorizing investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation;

         19. Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.


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